Exhibit 99.1

For Immediate Release

Broder Bros., Co. Announces Fourth Quarter and Fiscal Year 2004 Results

Trevose, PA – March 28, 2005 – Broder Bros., Co. (the “Company”) today announced results for its fourth quarter and fiscal year ended December 25, 2004 closing a year which produced strong improvement in revenues and profitability.

The Company acquired Alpha Shirt Holdings, Inc., the parent of Alpha Shirt Company, on September 22, 2003 and NES Clothing Company on August 31, 2004. Actual results in this release include the results of Alpha and NES from the respective dates of acquisition. Pro forma results reflect the combined operations of Broder, Alpha, NES and other acquired businesses for all periods presented. On November 23, 2004, the Company issued an additional $50.0 million aggregate principal amount of its 11 ¼% Senior Notes due 2010. Pro forma results reflect the interest impact of the Notes and corresponding reduction in borrowings under the Company’s line of credit as if the issuance of the Notes had occurred on the first day of fiscal year 2003.

Fourth Quarter 2004 Results Compared to Prior Year

Fourth quarter 2004 net sales were $242.0 million compared to $201.9 million for the fourth quarter 2003. Fourth quarter 2004 income from operations was $8.5 million compared to a loss from operations of $(5.6) million for the fourth quarter 2003. Fourth quarter 2004 net income was $0.8 million compared to a net loss of $(7.5) million for the fourth quarter 2003.

Fourth Quarter 2004 Pro Forma Results Compared to Prior Year Pro Forma

Pro forma fourth quarter 2004 net sales of $242.0 million improved over pro forma net sales of $234.6 million for the fourth quarter 2003. Pro forma fourth quarter 2004 income from operations of $8.9 million increased from the pro forma loss from operations of $(4.9) million for the fourth quarter 2003. Pro forma fourth quarter 2004 earnings before interest, taxes, depreciation and amortization (EBITDA) of $14.2 million improved over pro forma EBITDA of $1.7 million for the fourth quarter 2003.

Actual and pro forma results include the impact of certain restructuring, integration and other highlighted charges discussed below. Excluding these highlighted charges, pro forma fourth quarter 2004 EBITDA was $16.9 million, compared to $12.7 million pro forma EBITDA for the fourth quarter 2003.

Full Year 2004 Results Compared to Prior Year

For fiscal year 2004, net sales of $877.4 million exceeded actual net sales of $487.8 million for fiscal year 2003. Fiscal year 2004 income from operations of $26.0 million compared to a $(6.0) million loss from operations for fiscal year 2003. The fiscal year 2004 net loss was $(1.5) million compared to a net loss of $(12.5) million for fiscal year 2003.

Full Year 2004 Pro Forma Results Compared to Prior Year Pro Forma

Fiscal year 2004 pro forma net sales of $967.2 million improved over fiscal year 2003 pro forma net sales of $921.8 million. Fiscal year 2004 pro forma income from operations of $29.5 million improved over the pro forma income from operations of $10.5 million for fiscal year 2003.

Excluding the highlighted charges discussed below, pro forma fiscal year 2004 EBITDA was $58.9 million, compared to $45.3 million for fiscal year 2003.

Restructuring and Integration Activities

Throughout 2004 the Company successfully completed various restructuring and integration activities related to the September 2003 combination of the Broder and Alpha businesses. The fourth and final stage of this plan, migration of the order entry system onto a single platform, was completed in October 2004.

Since the announcement of the Broder and Alpha merger, the Company has successfully closed five distribution centers, three of which were closed in 2003, and two in 2004.

In connection with the acquisition of NES, the Company has identified cost saving opportunities of $1.6 million including the closure of a distribution facility in March 2005. With the closure of this distribution facility, and progress to date toward reduction of certain redundant general and administrative positions, the NES restructuring and integration is already generating expected savings, and is expected to be substantially complete by the end of 2005.

Highlighted Charges

Actual and pro forma results for the three and twelve month periods ended December 25, 2004 and December 27, 2003 include certain charges highlighted as follows:

	(dollars in millions) (Unaudited) Three Months Ended				Twelve Months Ended

	Actual		Pro Forma		Actual		Pro Forma
	2004	2003	2004	2003	2004	2003	2004	2003
Highlighted Charges

Restructuring and asset impairment charges	$1.1	$9.1	$1.1	$9.1	$3.5	$9.1	$3.5	$9.1
Integration-related charges	0.5	—	0.5	—	1.9	—	1.9	—
Stock-based compensation	0.2	—	0.2	—	0.2	—	0.2	—
Net loss on debt conversion/retirement	—	—	—	—	0.2	0.3	0.2	0.3
Management fees	0.9	—	0.9	—	1.9	0.6	1.9	—
Other highlighted charges	—	1.9	—	1.9	0.3	2.8	0.3	2.8

Total highlighted charges	$2.7	$11.0	$2.7	$11.0	$8.0	$12.8	$8.0	$12.2

Restructuring charges relate to severance and facility closure costs incurred in connection with the integrations of Alpha and NES. In addition, restructuring charges include a second quarter 2004 non-cash charge of $0.8 million related to the write-down of software and systems idled in the integration of Alpha.

Integration-related charges recorded in operating expenses represent costs directly attributable to the integration of Alpha, including expenses related to the information systems integration, integration related travel and the relocation of certain key personnel to the Pennsylvania headquarters.

Other highlighted charges in the above table include a $0.9 million charge to operating expense in the third quarter 2003 related to the bankruptcy filing of a significant customer, a $1.9 million charge to cost of sales in the fourth quarter 2003 related to inventory displaced in the restructuring of the Broder division merchandise line, and a $0.3 million litigation settlement charge in the second quarter 2004 recorded in other expense.

Pro Forma Segment Results

The Company has three operating segments. The Broder division generated fourth quarter 2004 net sales of $91.3 million compared to $93.6 million in the fourth quarter 2003. The Alpha division generated fourth quarter 2004 net sales of $116.9 million compared to pro forma net sales of $108.3 million in the fourth quarter 2003. The NES division generated pro forma net sales of $33.8 million in the fourth quarter 2004, compared to pro forma net sales of $32.7 million in the fourth quarter 2003.

For fiscal year 2004, the Broder division generated net sales of $380.0 million compared to pro forma net sales of $374.7 million in fiscal year 2003. Fiscal year 2004 net sales for the Alpha division were $454.5 million compared to pro forma net sales of $423.9 million in fiscal year 2003. Fiscal year 2004 pro forma net sales for the NES division were $132.7 million compared to pro forma net sales of $123.2 million in fiscal year 2003.

Business Outlook

“We are very pleased with our completion of the Alpha integration process and the ensuing results we have enjoyed from the combination of the businesses,” said Vince Tyra, Chief Executive Officer. “We now look forward to leveraging our most recent acquisition of NES with equal success. While 2004 was a terrific year, we remain focused on enhancing our position as a market leader while improving the profitability of the business. Our recent launch of four new private label brands and the planned April 2005 opening of our newest distribution center in Seattle are just two of our strategic initiatives designed to meet both objectives.”

Selected Balance Sheet Information

(dollars in millions)

Unaudited

	December 25, 2004	December 27, 2003	Pro Forma (1) December 27, 2003
Accounts Receivable	$87.7	$67.5	$80.6
Inventory	174.8	131.6	162.4
Accounts Payable	115.4	80.2	104.8
Revolving Credit Debt	44.0	85.9	55.2

	103.1	33.0	83.0

Senior Notes	225.0	175.0	225.0

Shareholders’ Equity	76.1	64.9	nm

(1)	The pro forma balance sheet information as of December 27, 2003 is provided for comparison purposes only and was calculated by aggregating historical working capital accounts of Broder Bros., Co. together with NES. Pro forma revolving credit debt as of December 27, 2003 includes $19.3 million of additional debt representing the amount of incremental debt drawn on the revolver to complete the acquisition of NES as if it had occurred on December 27, 2003. In addition, an adjustment is reflected to represent the sale of $50 million Senior Notes and related repayment of revolving credit debt as if it had occurred on December 27, 2003.

nm	Not meaningful in light of subsequent changes to capital structure.

Conference Call

The Company will conduct a conference call at 10:30 a.m. Eastern Time on Monday, March 28, 2005 to discuss its fourth quarter and fiscal year 2004 results. The domestic dial-in number for the call is 800-811-8830. The confirmation code is 2421940.

For those unable to participate in the conference call, a replay will be available beginning March 28 at 1:30 p.m. Eastern Time until April 4, 2005 at 11:59 p.m. Eastern Time. To access the replay, dial 888-203-1112. The replay passcode is 2421940.

* * * * * * *

About Broder Bros., Co.

Broder Bros., Co. owns and operates three well-recognized brands in the imprintable sportswear industry: “Broder,” “Alpha,” and “NES.” Through these three brands, the Company operates 17 distribution centers, strategically located throughout the United States, with the capability to ship to over 80% of the U.S. population in one day and 98% of the U.S. population in two days. The imprintable sportswear industry is characterized by a highly fragmented customer base comprised primarily of regional and local decorators who, primarily because of their size, do not generally purchase directly from manufacturers. The Company provides the resources to handle small orders, while offering broad selection, extensive inventory, and rapid delivery. The Company’s customers are decorators who purchase product from the Company, decorate the blank product, and then in turn sell to a wide variety of end-use consumers.

The Broder, Alpha, and NES brands offer exceptional customer service, wide product selection, and industry leading catalogs and marketing materials that have been central to the success of each brand. The Company offers virtually all of the leading industry products including those manufactured by Gildan, Hanes, Jerzees, Fruit of the Loom, and Anvil. The Company distributes several exclusive or near-exclusive brands including Nike Golf, Champion, Columbia Sportswear, Perry Ellis, Adidas Golf and Weatherproof.

The Company has also developed proprietary brands including Devon & Jones, Authentic Pigment, Luna Pier, HYP, Desert Wash, and Harvard Square. In 2005, the Company introduced several new private label brands including Chestnut Hill, Great Republic, Apples & Oranges, and Harriton.

Broder Bros., Co. was purchased in May 2000 by Bain Capital, one of the leading private equity investment firms in the world. Subsequent to Bain’s purchase of Broder Bros., Co., the Company expanded its geographic reach and market share through the acquisitions of St. Louis T’s in 2000, Full Line Distributors and Gulf Coast Sportswear in 2001, T-Shirts & More and Alpha Shirt Company in 2003, and NES Clothing in 2004.

The Broder Bros., Co. headquarters is located at Six Neshaminy Interplex, Trevose, PA 19053. Further information can be found on the Company’s web-sites: www.broderbros.com, www.alphashirt.com, and www.nesclothing.com.

About Bain Capital

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $21 billion in assets under management. Since its inception in 1984, the firm has made private equity investments and add-on acquisitions in over 225 companies around the world, in a variety of sectors, including in industrial, manufacturing, and distribution businesses. Bain Capital partners with exceptional management teams in order to build long-term value in its portfolio companies. Headquartered in Boston, Bain Capital has offices in New York, London and Munich.

Forward-Looking Information

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “likely,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those statements, include, but are not limited to: (a) general economic conditions; (b) risks related to the integration of acquired businesses; (c) risks related to our overall acquisition strategy; (d) significant competitive activity, including promotional and price competition; (e) changes in customer demand for our products and our ability to protect and/or expand customer relationships; (f) price volatility of raw materials; (g) success of our marketing and advertising programs; (h) risks associated with new products and new product features; (i) collectibility of receivables from our customers; (j) ability to attract and retain key personnel; (k) costs of insurance and other selling, general and administrative expenses; (l) risks related to our increasing emphasis on private label products; and (m) other risk factors listed in our reports filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise the forward-looking statements included in this Press Release to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed or implied by these forward-looking statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 25, 2004

(dollars in millions)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	Actual		Pro Forma		Actual		Pro Forma
	2004	2003	2004	2003	2004	2003	2004	2003
Net sales	$242.0	$201.9	$242.0	$234.6	$877.4	$487.8	$967.2	$921.8
Cost of sales	197.1	167.2	196.7	194.4	720.1	411.1	793.5	766.2

Gross profit	44.9	34.7	45.3	40.2	157.3	76.7	173.7	155.6
Warehousing, selling and administrative	29.1	25.7	29.1	29.5	106.1	62.7	116.8	112.7
Restructuring and asset impairment charges	1.1	9.1	1.1	9.1	3.5	9.1	3.5	9.1
Management fee	0.9	—	0.9	—	1.9	0.6	1.9	—
Stock-based compensation	0.2	—	0.2	—	0.2	—	0.2	—
Depreciation and amortization	5.1	5.5	5.1	6.5	19.6	10.3	21.8	23.3

Total operating expenses	36.4	40.3	36.4	45.1	131.3	82.7	144.2	145.1

Income (loss) from operations	8.5	(5.6)	8.9	(4.9)	26.0	(6.0)	29.5	10.5
Other (income) expense
Interest expense, net of change in fair value of interest rate swaps	7.6	7.0	8.1	8.0	28.5	14.6	32.0	32.0
All other expense (income)	(0.2)	(0.1)	(0.2)	(0.1)	0.4	—	0.4	0.7

Total other expense	7.4	6.9	7.9	7.9	28.9	14.6	32.4	32.7

Income (loss) before income taxes	1.1	(12.5)	1.0	(12.8)	(2.9)	(20.6)	(2.9)	(22.2)
Income tax provision (benefit)	0.3	(5.0)	0.3	(5.2)	(1.4)	(8.1)	(1.4)	(8.8)

Net income (loss)	$0.8	$(7.5)	$0.7	$(7.6)	$(1.5)	$(12.5)	$(1.5)	$(13.4)

Reconciliation to EBITDA
Net income (loss)	$0.8	$(7.5)	$0.7	$(7.6)	$(1.5)	$(12.5)	$(1.5)	$(13.4)
Interest expense, net of change in fair value of interest rate swaps	7.6	7.0	8.1	8.0	28.5	14.6	32.0	32.0
Income tax provision (benefit)	0.3	(5.0)	0.3	(5.2)	(1.4)	(8.1)	(1.4)	(8.8)
Depreciation and amortization	5.1	5.5	5.1	6.5	19.6	10.3	21.8	23.3

EBITDA	$13.8	$0.0	$14.2	$1.7	$45.2	$4.3	$50.9	$33.1

(1)	Pro forma results give effect to acquisitions and financing transactions as if they had occurred at the beginning of the periods presented. Acquisitions and related financing transactions for which pro forma effect is given, include: (i) acquisition of T-Shirts & More, Inc. in June 2003; (ii) acquisition of Alpha Shirt Holdings, Inc. in September 2003; (iii) acquisition of NES Clothing Company in August 2004; and (iv) financing of $50 million additional Senior Notes in November 2004. For additional information regarding these transactions see our Form 10-K for fiscal 2004 on file with the Securities and Exchange Commission.

EBITDA includes the effects of certain charges more fully described in this release. EBITDA is defined as income before income taxes, interest expense and depreciation and amortization. EBITDA is a measure commonly used in the distribution industry and is presented to aid in developing an understanding of the ability of our operations to generate cash for debt service and taxes, as well as cash for investments in working capital, capital expenditures and other liquidity needs. EBITDA should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with generally accepted accounting principles. EBITDA is not calculated identically by all companies, and therefore, the presentation herein may not be comparable to similarly titled measures of other companies.